Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is made and entered into as of May 7, 2012 (the “Effective Date”) by and between Coach, Inc., a Maryland corporation (the “Company”) and Lew Frankfort (the “Executive”) for the purpose of amending the Employment Agreement by and between the Company and the Executive dated as of June 1, 2003 (the “2003 Employment Agreement”), as subsequently amended by a Letter Agreement between the Company and the Executive dated August 22, 2005 (the “2005 Letter Agreement” and, collectively with the 2003 Employment Agreement, the “Employment Agreement”).

WHEREAS, upon the terms and conditions set forth herein, the parties hereto desire to modify certain terms of the Employment Agreement as hereinafter provided;

WHEREAS, Section 4999 of the Internal Revenue Code of 1986, as amended, may impose an excise tax (the “Parachute Tax”) on certain payments to an executive following a change-in-control; and

WHEREAS, Section 8 of the Employment Agreement provides for a “Gross-up Payment” (as such term is defined in the Employment Agreement and commonly referred to as a “280G Gross-Up”) to the Executive to offset any Parachute Tax imposed following the Executive’s receipt of payments or benefits pursuant to the Employment Agreement; and

WHEREAS, the Human Resources Committee of the Board of Directors of the Company, with the support of the Company’s management, has approved the elimination of the 280G Gross-Up benefit for all Company executives that currently receive such benefit;

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the mutual promises and covenants set forth below, the Company and the Executive hereby agree as follows:

1.           Amendment to Section 8. Section 8 of the Employment Agreement entitled “Parachute Payments” is hereby deleted in its entirety and reserved for future use.

2.           Except as otherwise specifically provided in this Amendment, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY

By:	/s/ Sarah Dunn
Its:	Executive Vice President, Human Resources

EXECUTIVE

/s/ Lew Frankfort
Lew Frankfort